UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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NEW CENTURY COMPANIES, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NEW CENTURY COMPANIES, INC.

9831 Romandel Avenue
Santa Fe Springs, California 90670

November 30, 2009

Dear Stockholder:

Accompanying this letter is a Consent Solicitation Statement relating to a proposed amendment to our Certificate of Incorporation to increase our authorized shares of common stock from 50,000,000 to 250,000,000.

We are asking the stockholders to act upon this matter by written consent, without a meeting. A consent form for this purpose accompanies the Consent Solicitation Statement.

It is important that your shares be represented in connection with these matters.  You are urged, therefore, to complete, sign, date and return as soon as possible the enclosed consent form.

Sincerely, David Duquette President

Table of Contents
Page

INTRODUCTION - INFORMATION ABOUT THE CONSENT SOLICITATION	1

PROPOSAL I – APPROVAL OF INCREASE IN AUTHORIZED SHARES	2

OTHER MATTERS	4

APPENDIX A – Certificate of Amendment of Certificate of Incorporation (Authorized Shares)	A-1

NEW CENTURY COMPANIES, INC.

9831 Romandel Avenue
Santa Fe Springs, California 90670

CONSENT SOLICITATION STATEMENT

This Consent Solicitation Statement is being furnished to holders of the common stock of New Century Companies, Inc., a Delaware corporation (“NCI” or the “Company”), in connection with the solicitation of written consents by our Board of Directors.

This Solicitation Statement and the accompanying consent form are first being mailed to our stockholders on or about December 2, 2009.

INTRODUCTION

INFORMATION ABOUT THE CONSENT SOLICITATION

What is the purpose of the solicitation?

We are soliciting your consent for the purpose of obtaining stockholder approval of an amendment to our Certificate of Incorporation to increase our authorized shares of common stock from 50,000,000 to 250,000,000.

Who is entitled to act on this proposal?

Our Board of Directors has established November 18, 2009 as the record date for purposes of the consent solicitation.  Only stockholders of record at the close of business on that date will be entitled to act on the proposals and to receive this Consent Solicitation Statement.

Will this proposal be considered at a stockholders meeting?

No. Our bylaws provide that stockholder approval of a matter such as the proposal may be obtained by written consent, without a meeting.

What are the rights of the stockholders to consent to this proposal?

Stockholders receiving this Consent Solicitation Statement are entitled, in effect, to one vote per share with respect to the proposal. Our bylaws provide that the consent of the holders of a majority of the shares of our common stock outstanding on the November 18, 2009 record date will be required for approval of each of the proposals. On the record date, there were 21,045,500 shares of our common stock issued and outstanding.

Abstentions and so-called broker non-votes in response to this solicitation will have the same effect as the withholding of consent with respect to of the proposals.

When will the proposal be effected?

The proposal will have been approved as soon as we have received valid consents from the holders of a majority of the shares entitled to act on the proposal.  We will effect the proposed amendment to our Certificate of Incorporation as soon as is practicable following receipt of such consents.

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What is the Board’s recommendation?

The recommendation of our Board of Directors is set forth together with the description of the proposal. In summary, however, our Board of Directors recommends a vote “FOR” the proposal.

How do I grant my consent to the proposal?

By indicating your consent on the enclosed consent form and returning the consent form in accordance with the directions indicated on the consent form.  IF NO DIRECTIONS ARE INDICATED, CONSENT FORMS RETURNED TO US WILL BE COUNTED “FOR” THE PROPOSAL DESCRIBED IN THIS SOLICITATION STATEMENT.

Can I revoke my consent?

Yes, but in order for a revocation to be effective it must be received by us prior to our receipt of sufficient consents to approve of the proposal.  A revocation may be submitted by:

•	Giving written notice of revocation to our Corporate Secretary; or

•	Properly submitting to us a duly executed consent form bearing a later date.

•	All written notices of revocation or consent forms should be addressed to: New Century Companies, Inc., 9831 Romandel Avenue, Santa Fe Springs, California 90670, Attention: Corporate Secretary.

Do I need to do anything if I am opposed to the proposal?

No.  Your failure to return the enclosed consent form will be sufficient to indicate the withholding of your consent.

What is the cut-off date for responding to this solicitation?

December 28, 2009.  The proposal, if the requisite consent has been received as of the cut-off date, will be effectuated as of that date.  No consents will be accepted after that date.

PROPOSAL I

APPROVAL OF INCREASE IN AUTHORIZED SHARES

Under our Certificate of Incorporation as currently in effect, there are 50,000,000 shares of common stock and 15,000 shares of preferred stock authorized for issuance.  As of November 18, 2009, 21,045,500 shares of common stock were issued and outstanding and 38,250 shares of preferred stock were issued and outstanding.  As of that date, there were approximately 142,909,573 shares of our common stock reserved for issuance as follows:  (a) 12,747,539 shares upon the exercise of outstanding warrants, (b) 7,500,000 shares subject to outstanding options under our Incentive Stock Option Plan and Non-Qualified Stock Option Plan (the “Plans”), (c) 1,000,000 shares available for issuance under the Plans, (d) 1,030,009 shares reserved for issuance upon conversion of the outstanding shares of preferred stock, and (e) 120,632.025 shares upon conversion of our outstanding convertible notes.  Accordingly, after taking into account the shares of common stock outstanding and reserved for issuance, we do not have any authorized shares of common stock available for issuance.

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On November 5, 2009, our Board of Directors approved an amendment to Article IV of our Certificate of Incorporation, to increase the shares of common stock that are authorized for issuance by 200,000,000 shares, bringing the total number of common shares authorized for issuance to 250,000,000. The directors also directed that the amendment be submitted for approval by our stockholders as required by Delaware corporations’ law.  No change will be made to the number of shares of preferred stock that are authorized for issuance, and no change will be made to the other provisions of our Certificate of Incorporation that pertain to the rights and preferences of our authorized common stock or preferred stock. The full text of the proposed amended Article IV of our Articles of Incorporation is attached as Appendix A to this Consent Solicitation Statement.

The purpose of the proposed increase in the number of authorized shares of common stock is to make additional shares available for issuance by the Company as the Board of Directors deems appropriate or necessary, including having enough shares available to cover the issuance of shares reserved for issuance.  As we have previously publicly disclosed, based upon our currently available funds, we will have to obtain additional financing in order to fund our ongoing business and operations and meet our working capital needs. We currently anticipate that we will seek to raise additional capital through the sale of additional shares of common stock or securities convertible into common stock.  Unless our Certificate of Incorporation is amended to increase the number of shares of common stock we are authorized to sell, we may not have sufficient authorized shares of common stock available for this purpose.  Furthermore, additional authorized shares may be needed in the future in connection with possible acquisitions of other companies, businesses or assets, or in connection with establishing strategic partnerships or other business relationships, or for other corporate purposes.

If the increase in our authorized shares of common stock is approved by the stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any authorized shares of common stock, except as may be required by applicable law.  Holders of our common stock as such have no statutory preemptive or subscription rights with respect to future issuances of common stock.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders.  Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose.  In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.  There are no redemption or sinking fund provisions applicable to our common stock.

The proposed increase in the authorized number of shares of common stock will not have any immediate effect on the rights of existing stockholders.  Any subsequent issuance of such shares could have the effect of delaying or preventing a change-in-control of the Company. Any issuance of additional shares of common stock also could have the effect of diluting any future earnings per share and book value per share of the outstanding shares of our common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.  We have no present agreement or commitment, however, to issue any additional shares of common stock other than as set forth above.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS CONSENT TO THE AMENDMENT TO ARTICLE IV OUR ARTICLES OF INCORPORATION.

BENEFICIAL OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth the number of shares of common stock beneficially owned as of October 31, 2009 by (i) those persons or groups known to the Company who will beneficially own more than 5% of the Company’s common stock; (ii) each director; (iii) each executive officer; and, (iv) all directors and executive officers as a group.  The information is determined in accordance with Rule 13(d)-3 promulgated under the Exchange Act based upon information furnished by persons listed or contained in filings made by them with the Securities and Exchange Commission by information provided by such persons directly to the Company.  The stockholders listed possess sole voting and investment power with respect to their shares.

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Name of Beneficial Owner	No. of Shares	Percentage of Ownership (I)
David Duquette (1)	4,433,334	18%
Josef Czikmantori (2)	2,300,000	10%
Officers and Directors as a Group (2 persons)	6,733,334	25.5%

Based on 21,045,500 shares outstanding.  Common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of October 31, 2009 are deemed to be outstanding and to be beneficially owned by the holder thereof for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(1) Includes options to purchase 3,500,000 shares (ISOP).

(2) Includes options to purchase 1,800,000 shares (ISOP).

OTHER MATTERS

Expenses of Solicitation

The Company will bear the cost of this consent solicitation. In addition to the use of the mails, consents may be solicited by our directors, officers and other employees, personally or by telephone, facsimile or e-mail. Such persons will not be compensated separately for these solicitation activities.

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APPENDIX A

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
(INCREASE IN AUTHORIZED COMMON STOCK)

Article IV is hereby amended to read in its entirety as follows:

“The total number of shares of capital stock which the Corporation has authority to issue is two hundred and sixty five million (265,000,000) shares, of which (i) two hundred fifty million (250,000,000) shares shall be designated Common Stock, having a par value of $0.10 per shares, and (ii) fifteen million (15,000,000) shares shall be designated preferred stock, having a par value of $1.00 per share.  The Board of Directors shall have authority to fix by resolutions the designations and powers, voting rights, preferences, conversion and other rights and the qualifications, limitations or restrictions of such Preferred Stock, including the number of shares of any series, to the full extent permitted by the Delaware General Corporation Law.”

A-1

NEW CENTURY COMPANIES, INC.

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby consents, or withholds consent, as to all of the shares of common stock of New Century Companies, Inc., which the undersigned is entitled to vote with respect to the matters shown below, as indicated below. This Consent shall expire on December 28, 2009 if the proposal shall not have been approved as of that date, and thereafter shall be of no force or effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL DESCRIBED IN THE ACCOMPANYING CONSENT SOLICITATION STATEMENT.  THIS CONSENT, WHEN PROPERLY EXECUTED, WILL BE COUNTED FOR OR AGAINST THE PROPOSAL AS DIRECTED HEREIN. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” THE PROPOSAL.

APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK:

☐FOR	☐WITHOLD

The undersigned hereby revokes any and all proxies heretofore given by the undersigned to vote with respect to the matters indicated above.  The undersigned acknowledges receipt of the Consent Solicitation Statement accompanying this Consent.

Dated: _______________________, 2009

__________________________________________________
                Signature

__________________________________________________
                Signature

Please date this consent form and sign above exactly as your name appears on this form.  Joint owners should each sign personally. Corporate consents should be signed by an authorized officer.  Executors, administrators, trustee, etc., should give their full titles.